                             EMPLOYMENT AGREEMENT
                             --------------------


     This Agreement is made as of the ____ day of __________, 1996 between [NEW TELESPECTRUM, Inc.,] a Delaware corporation (the "Company"), and Karen Schweitzer (the "Employee").

                                   RECITALS
                                   --------

     The Employee is currently employed by TeleSpectrum, Inc. ("TeleSpectrum"). The Company's parent company, TeleSpectrum Worldwide Inc., a Delaware corporation ("Parent"), has agreed to acquire substantially all of TeleSpectrum's assets and business pursuant to the Asset Purchase Agreement dated as of April 10, 1996, as amended and restated as of May 20, 1996, by and among the Parent, TeleSpectrum, TeleSpectrum Training Services, Inc. ("Training"), Employee and Sherry Paterra (the "Purchase Agreement"). It is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement that the Company and the Employee enter into this Agreement.

     The Company desires to employ the Employee, and the Employee desires to provide services to the Company, upon the terms and conditions hereinafter set forth.

                                  WITNESSETH:
                                  ----------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.  Employment.
    ----------

     (a) The Company hereby employs the Employee and the Employee hereby accepts such employment. During the term of the Employee's employment under this Agreement (the "Employment Term"), the Employee shall be one of the senior executive officers of the Company and shall perform such duties as are assigned by the Company's Board of Directors. In addition, the Employee from time to time shall perform such duties for Parent as are assigned from time to time by the Parent's Board of Directors and Employee shall be a member of the Senior Executive Operating Committee of such Board which is intended to be the primary non-Board Operating Committee of Parent and to include officers of each of the Parent's principal operating units. Except for periodic travel incident to Employee's position with the Company and as required from time to time by the Parent, Employee shall not be required to perform her primary duties hereunder outside a 35 square mile radius of her current primary office.

     (b) Employee represents to the Company that she is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or any other agreement, covenant, understanding or restriction of any nature which would prohibit Employee from executing this Agreement and performing fully her duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Company.

2.  Performance.
    -----------

    The Employee shall devote her entire business efforts to the performance of her duties hereunder; provided, however, that the Employee may engage in personal investment activities so long as they do not interfere with the performance of her duties hereunder.

3.  Term.
    ----

    The Employment Term shall begin on the date hereof and shall continue until _____________, 2000, unless terminated prior thereto in accordance with Sections 5 or 6.

4.  Compensation for Employment.
    ---------------------------

    (a) The basic annual rate of compensation of the Employee for her employment services to the Company during the Employment Term shall be $160,000 (such amount, as adjusted in accordance with this Section 4, is referred to herein as the "Salary"), which the Company shall pay to the Employee in equal installments in accordance with the normal payroll policies of the Company.

    (b) The Employee shall be eligible to receive an annual bonus in an amount equal to at least $150,000 (such amount, as adjusted from time to time, is referred to herein as the "Bonus") as follows: (i) up to $37,500 as determined by the Company's Board of Directors based upon the Employee's overall contributions to the Company and the Parent, which shall include, without limitation, Employee's cooperation with other senior officers and other employees of both Parent and Parent's other operating units; and (ii) $112,500 upon the achievement by the Company of earnings before deductions for interest, taxes, depreciation and amortization, as calculated in accordance with U.S. generally accepted accounting principles ("EBITDA"), in 1996 of $1,500,000, and with respect to 1997, 1998, 1999 and 2000, the achievement of EBITDA equal to 100% of the Company's projected EBITDA in such year as set forth in the Company's annual business plan for such year. The EBITDA in any such year is referred to as the "Target EBITDA." In addition, the Employee shall be entitled to receive an additional bonus in each year hereunder as follows:

          (i) $50,000 if the EBITDA in such year exceeds the Target EBITDA by $500,000;

          (ii) an amount equal to 15% of the amount by which EBITDA exceeds the sum of the Target EBITDA plus $500,000; and

          (iii)an amount equal to 5% of the amount by which EBITDA exceeds the sum of the Target EBITDA plus $1,500,000.

All amounts payable by the Company under this Section 4 shall be subject to proration based upon the number of days in each such year that the Employee was employed by the Company hereunder.

     (c) During the Employment Term, the Company shall provide the Employee with fringe benefits that are substantially equivalent to the fringe benefits specified on Exhibit "A" (the "Fringe Benefits") at such levels that are provided to the senior officers of the Parent's other operating units; provided,
                                                                       --------
however, that such level shall not be materially less than the level provided to
- -------
Employee by TeleSpectrum and/or Training during the full twelve months prior to the date of this Agreement.

5.   Termination Without Compensation.
     --------------------------------

     (a) Total Disability.  If the Employee becomes totally disabled (as defined
         ----------------
below), the Company may terminate the Employment Term by notice to the Employee, and as of the termination date, the Company shall have no further liability or obligation to the Employee hereunder except as follows: the Employee shall receive (i) any unpaid Salary and Fringe Benefits and Bonus, if any, that have accrued through the date of termination; and (ii) whatever benefits that she may be entitled to receive under any then existing disability benefit plans of the Company, including any such plans included in the Fringe Benefits. For the purposes hereof, the Employee shall be deemed to be "totally disabled" if the Employee is considered totally disabled under any group disability plan maintained by the Company and in effect at that time, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute under this Section 5(a), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

     (b) Death.  If the Employee dies, this Employment Agreement shall terminate
         -----
on the date of death, and thereafter the Company shall not have any further liability or obligation to the Employee, her executors, administrators, heirs, assigns or any other person claiming under or through her except that the Employee's estate shall receive any unpaid Salary and Fringe Benefits and Bonus, if any, that have accrued through the date of termination.

     (c) Cause.  The Company may terminate the Employment Term for "cause" by
         -----
giving the Employee 30 days' notice of the termination date, and as of the termination date, the Company shall not have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary and Fringe Benefits and Bonus, if any, that have accrued through the date of termination, net of any liabilities that the Employee may have to the Company. For purposes of this Agreement, "cause" shall mean the failure of the Employee to (i) observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, (ii) the failure to comply fully with the lawful directives of the Board or the President, (iii) dishonesty, (iv) willful misconduct, (v) material neglect of the Company's business, (vi) conviction of a felony or other crime involving moral turpitude, (vii) misappropriation of funds or (viii) habitual insobriety. In the case of a termination for "cause," the notice of termination shall specify the basis for the Company's determination of "cause"; provided, however,
                                                              --------  -------
the in the case of conduct described in clauses (i), (ii) and (v) above, such conduct shall not constitute "cause" for the purposes of this paragraph (c) unless (A) the Board shall have given the Employee notice setting forth with specificity (1) the conduct deemed to constitute "cause," (2) reasonable action that would remedy the objectionable conduct, and (3) a reasonable time (not less than 5 days) within which the Employee may take such remedial action, and (B) the Employee shall not have taken such specified remedial action within such specified reasonable time.

6.   Termination With Compensation.  The Company shall have the right to
     -----------------------------
terminate the Employment Term without cause at any time by giving the Employee 30 days' notice of the termination date. Under such circumstances, the Company shall continue to pay to the Employee the Salary through the end of the Employment Term, and as of the termination date, the Company shall not have any further liability or obligation to the Employee. The Salary to be paid under
Section 6 are referred to herein as the "Termination Compensation." The Employee shall not be entitled to any Termination Compensation unless the Employee executes and delivers to the Company after a notice of termination a release in a form satisfactory to the Company in its sole discretion by which the Employee releases the Company from any obligations and liabilities of any type whatsoever, except for the Company's obligations with respect to the Termination Compensation. The parties hereto acknowledge that the Termination Compensation to be provided under this Section 6 is to be provided in consideration for the above-specified release. The Company's obligations under this Section 6 shall be reduced by and to the extent of any earnings from a source other than the Company that are received by or accrued for the benefit of the Employee during the remainder of the Employment Term; provided, however,
                                                          --------  -------
that such obligations shall only be so reduced by any such earnings if the Company, upon written request from the Employee, grants a waiver of its rights under Section 7 hereunder.

7.   Agreement Not to Compete.
     ------------------------

          (a) The Employee covenants that for the period beginning on the termination of Employee's employment hereunder and ending on the second anniversary of the date of such termination of employment hereunder (the "Restricted Period"), she will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with or use or permit her name to be used in connection with, any business or enterprise engaged directly or indirectly in competition with the business conducted by the Company or the Parent at any time during such period within any portion of the United States in the direct marketing business which includes inbound and outbound telemarketing, fulfillment, direct mail and customer retention (the "Business"). It is recognized by the Employee and the Company that the Business is and is expected to continue to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in Section 7(b)) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by Employee as a passive investment of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934.

               (b) The Employee further covenants that during the Restricted Period, she will not, either directly or indirectly, (i) call on or solicit any person who or which has been a customer of the Company with respect to the activities prohibited by Section 7(a) or (ii) solicit the employment of any person who is employed by the Company during such period on a full or part-time basis.
               (c) The Employee recognizes and acknowledges that by reason of her ownership of and employment by Training, TeleSpectrum and the Company she has had access to Confidential Information relating to the Business. The Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that she will not disclose any such Confidential Information after the date hereof to any person for any reason whatsoever, unless such information (i) is in the public domain through no wrongful act of Employee, (ii) has been rightfully received from a third party without restriction and without breach of this Agreement or (iii) except as may be required by law.

               (i) The Employee acknowledges that the restrictions contained in this Section 7 are reasonable and necessary to protect the legitimate interests of the Parent and the Company, and that any violation will result in irreparable injury to the Parent and the Company.

               (ii) The Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 7, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of this
Section 7 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

               (iii) The covenants set forth in this Section 7 shall be in addition to not in limitation of any similar covenants set forth in the Purchase Agreement.

8.   Inventions, Designs and Product Developments.
     --------------------------------------------

     All inventions, innovations, designs, ideas and product developments, developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term or during her employment by the Company prior to the commencement of the Employment Term and that relate to the actual or planned business activities of the Company (collectively, the "Developments") and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of her right, title and interest in and to any such Developments. The Employee shall disclose fully, as soon as practicable and in writing, all material Developments to the Board. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the

Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by her in compliance with the provisions of this Section 8.

9.   Confidential Information.
     ------------------------

     (a) The Employee has had and will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which she is authorized to disclose, is referred to collectively as the "Company Information." During and after the Employment Term, the Employee shall not
(i) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company, (ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

     (b) All Company Information developed, created or maintained by the Employee, alone or with others while employed by the Company, and all Company Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Company Information, and reproductions thereof, whether prepared by her or others, that are in her possession immediately upon request and in any event upon the completion of her employment by the Company.

10.  Remedies.
     --------

     The Employee expressly acknowledges that the remedy at law for any breach of Sections 7,8 and 9 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this
Section 10, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

11.  General.
     -------

     (a)   Governing Law.  The terms of this Agreement shall be governed by the
           -------------
laws of the Commonwealth of Pennsylvania.

     (b)   Company.  For purposes of Sections 7, 8, 9 and 10, the term
           -------
"Company" shall be deemed to include any incorporated or unincorporated entities that are controlled, directly or indirectly, by the Company through ownership, agreement or otherwise.

     (c)   Binding Effect. All of the terms and provisions of this Agreement
           --------------
shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

     (d)   Notices.  All notices required to be given under this Agreement shall
           -------
be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

               TO EMPLOYEE:

                     Ms. Karen Schweitzer
                     [insert address]

                     with a copy to:

                     Lee Benedict, Esquire

               TO THE COMPANY:

                     [NEWCO, Inc.]
                     443 S. Gulph Road
                     King of Prussia, PA 19406
                     Fax:  610-962-5109
                     Attn:  Chairman of the Board

                    With a copy to:

                          Morgan, Lewis & Bockius LLP
                          2000 One Logan Square
                          Philadelphia, PA 19103
                          Fax:  215-963-5299
                          Attn:  Stephen M. Goodman, Esquire


     (e)   Entire Agreement: Modification.  This Agreement constitutes the
           ------------------------------
entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

     (f)   Duration.  Notwithstanding the termination of the Employment Term and
           --------
of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

     (g)   Waiver.  No waiver of any breach of this Agreement shall be construed
           ------
to be a waiver as to succeeding breaches.


     (h)   Severability.  If any provision of this Agreement or application
           ------------
thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                                                 NEWCO, INC.



                                                 By: __________________________
                                                     Chairman of the Board



                                                 ______________________________
                                                 KAREN SCHWEITZER

                                                                 EXHIBIT A

                               FRINGE BENEFITS
                               ---------------


     (a) Health insurance for the Employee, with the same benefits generally provided to the Company's most senior executive employees from time to time during the Employment Term.

     (b) Eligibility to participate in any 401(k) savings plans maintained by the Company during the Employment Term.

     (c)   Term life insurance.

     (d) Eligibility to participate in any employee stock option plan maintained by the Company during the Employment Term.

     (e) Reimbursement, in accordance with the Company's policies, upon proper accounting, of reasonable expenses and disbursements incurred by the Employee in the course of her duties.

     (f)   Paid holidays in accordance with the Company's policies.

     (g)   Paid vacation of four weeks per year.